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                                                                    EXHIBIT 99.1


                       TRANSITION AND RETIREMENT AGREEMENT


                  THIS AGREEMENT, dated as of February 25, 2005, is between IDEX CORPORATION, a Delaware corporation with its executive offices at 630 Dundee Road, Suite 400, Northbrook, Illinois 60062 (the "Corporation"), and DENNIS K. WILLIAMS (the "Executive").

                                    RECITALS:

                  A. The Executive is currently employed as the Chairman of the Board, President and Chief Executive Officer of the Corporation pursuant to an Employment Agreement dated April 14, 2000 (the "Employment Agreement").

                  B. The original term of the Employment Agreement expires on April 30, 2005 and Executive has indicated his desire to resign from his position as President and Chief Executive Officer effective as of March 22, 2005, and to retire as Chairman of the Board effective as of the later of March 31, 2006 or the date of the Corporation's annual meeting of shareholders in 2006.

                  C. The Corporation desires that the Executive assist in the orderly transition of leadership and management of the Corporation and the Executive is willing to remain in an executive Chairman capacity in order to effect such transition.

                  D. The Corporation desires to receive from the Executive a lengthening of the period during which the Executive will not compete with the business of the Corporation from two years to a five-year period.

                  E. The Corporation and the Executive desire to enter into this Agreement to set forth the terms of Executive's continued employment and retirement from the Corporation.

                  NOW, THEREFORE, in consideration of the promises and of the covenants contained in this Agreement, the Corporation and the Executive agree as follows:


                  1. DEFINITIONS. The following definitions apply for purposes of this Agreement.


                  (a) "Board of Directors" or "Board" means the Board of Directors of the Corporation.

                  (b) "Cause" means a finding by the Board of Directors that any of the following conditions exist:

                           (i) The Executive's willful and continued failure
                  substantially to perform his material duties under this Agreement (other than as a result of his disability) if such failure is not substantially cured within 15 days after written notice is provided to the Executive.

                           (ii) The Executive's willful breach in a substantive
                  and material manner of his fiduciary duty or duty of loyalty to the Corporation which is injurious to the financial condition in more than a de minimus manner or the business reputation of the Corporation.

                           (iii) The Executive's indictment for a felony offense
                  under the laws of the United States or any state thereof (other than for a violation of motor or vehicular laws).



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                           (iv) A material breach by the Executive of any
                  restrictive covenant contained in Sections 11 and 12 of this Agreement.

For purposes of this definition, no act or failure to act will be deemed "willful" unless effected by the Executive not in good faith and without a reasonable belief that his action or failure to act was in or not opposed to the Corporation's best interests.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Corporation" means IDEX Corporation.

                  (e) "Effective Date" means March 22, 2005.

                  (f) "Fringe Benefits" means (i) medical, health and life insurance, and (ii) other miscellaneous fringe benefits (including, but not limited to, the personal accident plan at the level in effect on the date of termination, and the use of the Corporation provided automobile or auto use allowance).

                  (g) "Retirement Date" means the later of March 31, 2006 or the date of the Corporation's annual meeting of shareholders in 2006.

                  2. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue employment as Chairman of the Board on and after the Effective Date through and until his Retirement Date. Subject to the terms and conditions set forth in this Agreement, as of the Effective Date, the Executive will resign his position as President and Chief Executive Officer of the Corporation. The Executive will perform those duties and discharge those responsibilities as are commensurate with his position, and as the Board of Directors may from time to time reasonably direct, commensurate with his position. In connection with the performance of those duties, the Corporation acknowledges that Executive may perform those duties at locations other than the Corporation's executive office and it will not ordinarily require the Executive to be present in the Corporation's executive office more than six days per month. The Executive agrees to perform his duties and discharge his responsibilities in a faithful manner and to the best of his ability and to use all reasonable efforts to promote the interests of the Corporation. The Executive may not accept other gainful employment except with the prior consent of the Board of Directors. With the prior consent of the Board of Directors, which will not be unreasonably withheld, the Executive may become a director, trustee or other fiduciary of other corporations, trusts or entities. Notwithstanding the foregoing, the Executive may manage his passive investments and be involved in charitable, civic and religious interests so long as they do not materially interfere with the performance of the Executive's duties hereunder.

                  3. COMPENSATION.

                  (a) From the Effective Date through April 27, 2005, the Executive will receive $31,153.85 in each bi-weekly payroll payment.

                  (b) Executive will receive $109,090.91 in each bi-weekly payroll payment commencing with the May 11, 2005 payment and ending with payment made on or prior to the earliest to occur of (i) March 1, 2006, (ii) his termination by the Corporation for Cause or (iii) his voluntary resignation. These payments will not be considered "compensation" for purposes of the Corporation's Supplemental Executive Retirement Plan and, to the extent these payments increase the Executive's accrued benefit under the Corporation's Retirement Plan, such increased accrued benefit will be an offset to the Executive's benefit under the Corporation's Supplemental Executive Retirement Plan.

                  (c) Executive will not be entitled to participate in any bonus, long-term or short-term equity or cash incentive compensation programs of the Corporation in 2005 or 2006.

                  (d) The Corporation will deduct or withhold from all salary and from all other payments made to the Executive pursuant to this Agreement, all amounts that may be required to be deducted or withheld under any applicable Social Security contribution, income tax withholding or other similar law now in effect or that may become effective during the term of this Agreement.



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                  4. OTHER BENEFITS AND TERMS. Except as otherwise provided, during the term of Executive's employment through the Retirement Date, the Executive will be entitled to the following other benefits and terms:

                  (a) The Executive will be entitled to participate in the Corporation's health and medical benefit plans, any pension, profit sharing and retirement plans, and any insurance policies or programs from time to time generally offered to all or substantially all executive employees who are employed by the Corporation. These plans, policies and programs are subject to change at the sole discretion of the Corporation. Notwithstanding the foregoing, life insurance benefits will be provided at an amount not less than one times base salary.

                  (b) The Executive will be entitled to any other fringe benefit from time to time generally offered to all or substantially all senior executive employees who are employed by the Corporation.

                  (c) The Corporation will provide the Executive with the use of an automobile or an auto use allowance that is commensurate with his position.

                  (d) The Executive will be entitled to limited use of the Corporation's aircraft for non-business purposes, not to exceed usage in excess of incremental cost to the Corporation of $110,000 (the "Personal Use Limitation") during the period May 1 ,2005 through the Retirement Date, and subject to the terms of the Corporation's Aircraft Use Guidelines as amended from time to time. If Executive relocates his residence outside of the State of Illinois, travel at the request of the Corporation from his residence to the Corporation's executive office and return travel to his residence will not be charged against the Personal Use Limitation. Executive's use of the Corporation's aircraft to attend board meetings of corporations or entities other than the Corporation will be charged against the Personal Use Limitation. If the Executive's use of the Corporation's aircraft is for business purposes, his spouse accompanying him on such travel will not cause the use to be charged against the Personal Use Limitation.

                  (e) The Corporation will pay on behalf of or reimburse the Executive for personal legal and financial advice in calendar year 2005 an amount not to exceed $15,000 less amounts, if any, claimed by the Executive under the Employment Agreement for 2005 prior to the Effective Date.

                  (f) Notwithstanding anything to the contrary, for purposes of determining the Executive's benefits under the Corporation's Supplemental Executive Retirement Plan, the Executive's "compensation" shall include income recognized by him with respect to the Restricted Stock Award under Section 3(d) of the Employment Agreement.

                  (g) Notwithstanding any provision in any stock option award agreement with the Executive, with respect to options which first become exercisable within the calendar month of March 2006, if Executive may not exercise those options or may not sell shares of the Corporation's stock because of the Corporation's policies restricting trading of shares by certain individuals, the Corporation will, in its discretion, which will be exercised in a manner so as not to cause adverse tax consequences to Executive under Section 409A of the Code, either (i) waive the restrictions with respect to the Executive (ii) allow Executive to sell the shares received on exercise to the Corporation, (iii) allow for the Executive to sell the shares received on exercise in a private sale transaction or (iv) provide that those options remain exercisable for a period of time, not to exceed 30 days, following the date on which the Executive is no longer restricted from trading shares of the Corporation.

                  (h) Except as specifically provided in Section 8, or as required by law, the Executive acknowledges that he, his spouse and dependents will not receive health and medical benefits following any termination of his employment.

                  (i) If the Corporation does not amend its Supplemental Executive Retirement Plan by December 15, 2005, to provide for distribution of benefits on separation from service, the Corporation agrees to allow the Executive, in accordance with the provisions of IRS Notice 2005-1 and any further similar guidance, to elect to terminate his participation in the Supplemental Executive Retirement Plan in 2005 so that the amounts deferred under the Supplemental Executive Retirement Plan would be distributed to him and causing such amounts to be included in income in 2005.

                  (j) Condition (1) contained in Section 2(a) of The Restricted Stock Award Agreement between the Corporation and the Executive dated April 14, 2000 is hereby amended to read as follows:



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                           1. Executive remains employed by IDEX as its Chairman
                           of the Board, and

                  5. VACATIONS. The Executive will be entitled to five weeks of paid vacation each year. Unused vacation in any year may not be carried over to subsequent years.

                  6. REIMBURSEMENT FOR EXPENSES. The Corporation will reimburse the Executive for expenses which the Executive may from time to time reasonably incur on behalf of the Corporation in the performance of his responsibilities and duties including, but not limited to, professional dues and attendance at professional conferences.

                  7. PERIOD OF EMPLOYMENT. Subject to the provisions of this Section, the period of employment of the Executive under this Agreement will begin on the Effective Date and continue until the Retirement Date. Notwithstanding the foregoing:

                  (a) The Executive's employment will automatically terminate upon the death of the Executive.

                  (b) The Corporation may terminate the Executive's employment for Cause.

                  8. BENEFITS UPON TERMINATION OF EMPLOYMENT. The Corporation will provide to the Executive the following benefits in connection with his termination of employment:

                  (a) Retirement. In connection with the Executive's retirement, the Corporation will provide the following:

                           (i) Additional Compensation. The Executive will
                  receive payments of $31,153.85 in each of 26 bi-weekly payroll payments commencing with the April 6, 2006 payment. If the Executive dies during the 26 bi-weekly payroll period, the balance of the payments will be paid as provided in Section 13.

                           (ii) Bonus. The Executive will receive a bonus
                  payment equal to $1,296,000 payable in one lump sum on April 1, 2006 (or as soon thereafter as practicable). Of this amount, $324,000 will be considered "compensation" for purposes of the Corporation's Supplemental Executive Retirement Plan.

                           (iii) Accrued Vacation. Executive will receive
                  payment for accrued but unused vacation, which payment will be equitably prorated based on the period of employment through the Retirement Date. Payment for accrued but unused vacation will be payable in one lump sum on the Retirement Date (or as soon thereafter as practicable).

                           (iv) Accrued Benefits. Except as otherwise provided
                  in this Agreement, the Executive shall be entitled to such benefits as he has accrued under the terms of the Corporation's employee benefit plans, including but not limited to the Retirement Plan, Deferred Compensation Plan for Officers, 2001 Stock Plan for Officers and Supplemental Executive Retirement Plan (as they may be reasonably amended by the Corporation to comply with the provisions of Section 409A of the Code).


                  (b) Upon Termination Other Than For Cause. If Executive's employment is terminated for any reason (including death or disability) other than termination by the Corporation for Cause, the Corporation will provide the following:

                           (i) Salary And Fringe Benefits. The Executive, or the
                  Executive's successor as provided in Section 13, will receive the Executive's full salary and Fringe Benefits through March 1, 2006. Any health or medical Fringe Benefits for Executive or his dependents will be provided through the Retirement Date.



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                           (ii) Additional Benefits. The Executive, or the
                  Executive's successor as provided in Section 13, will receive those payments as provided under Section 8(a).

                  (c) For Cause. Upon termination of the Executive's employment for Cause, the Corporation will provide the following:

                           (i) Salary And Fringe Benefits. The Executive's base
                  salary and Fringe Benefits through the effective date of termination.

                           (ii) Accrued Vacation. The Executive will receive
                  payment for accrued but unused vacation, which payment will be equitably prorated based on the period of active employment for that portion of the fiscal year in which the Executive's termination of employment becomes effective. Payment for accrued but unused vacation will be payable in one lump sum on the effective date of the termination of employment (or as soon thereafter as practicable).

                           (iii) Additional Benefits. The Executive will receive
                  those payments as provided under Section 8(a)(i), (ii) and
                  (iv).

                  (d) Reduction In Fringe Benefits. Medical and health Fringe Benefits under this Section will be reduced to the extent of any medical and health fringe benefits provided by and available to the Executive from any subsequent employer.

                  (e) Stock Options. If the employment of the Executive is terminated for reasons of disability or death or in the event of a "Control Event" (as defined in any Stock Option award agreement) after the Effective Date but prior to the Retirement Date, all Stock Option award agreements between the Corporation and the Executive are hereby amended to provide that, with respect to options that were not yet exercisable at time of termination due to disability, death or occurrence of a Control Event, only those options that would have become exercisable in March 2006 will become exercisable on account of termination for reason of disability, death or occurrence of a Control Event and the period in which they may be exercised will expire thirty days following the Retirement Date or, if later, in case of disability which results in the Executive being unable to mange his own affairs or death, one year from the date the disability occurs or of death.

                  (f) Compliance with Section 409A. Notwithstanding any other provision of the Agreement, if necessary to comply with the requirements of
Section 409A of the Code, payment of benefits under this Agreement will not be made until six months following the Executive's separation form service.

                  9. NON-EXCLUSIVITY OF RIGHTS. Except as otherwise specifically provided, nothing in this Agreement will prevent or limit the Executive's continued participation in any benefit, incentive, or other plan, practice, or program provided by the Corporation and for which the Executive may qualify. Any amount of vested benefit or any amount to which the Executive is otherwise entitled under any plan, practice, or program of the Corporation will be payable in accordance with the plan, practice, or program, except as specifically modified by this Agreement.

                  10. NO OBLIGATION TO SEEK OTHER EMPLOYMENT. The Executive will not be obligated to seek other employment or to take other action to mitigate any amount payable to him under this Agreement and, except as provided in
Section 8(d), amounts owed to him hereunder shall not be reduced by amounts he may receive from another employer.

                  11. CONFIDENTIALITY. During the course of his employment, the Executive will have access to confidential information relating to the lines of business of the Corporation, its trade secrets, marketing techniques, technical and cost data, information concerning customers and suppliers, information relating to product lines, and other valuable and confidential information relating to the business operations of the Corporation not generally available to the public (the "Confidential Information"). The parties hereby acknowledge that any unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to the Corporation. The parties also agree that covenants by the Executive not to make unauthorized use or disclosures of the Confidential Information are essential to the growth and stability of the business of the Corporation. Accordingly, the Executive agrees to the confidentiality covenants set forth in this Section.

                  The Executive agrees that, except as required by his duties with the Corporation or as authorized by the Corporation in writing, he will not use or disclose to anyone at any time, regardless of whether before or after



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the Executive ceases to be employed by the Corporation, any of the Confidential
Information obtained by him in the course of his employment with the Corporation. The Executive shall not be deemed to have violated this Section 11 by disclosure of Confidential Information that at the time of disclosure (a) is publicly available or becomes publicly available through no act or omission of the Executive, or (b) is disclosed as required by court order or as otherwise required by law, on the condition that notice of the requirement for such disclosure is given to the Corporation prior to making any disclosure.

                  The Executive agrees that since irreparable damage could result from his breach of the covenants in this Section, in addition to any and all other remedies available to the Corporation, the Corporation will have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions thereof. The Executive consents to jurisdiction in Lake County, Illinois on the date of the commencement of any action for purposes of any claims under this Section. In addition, the Executive agrees that the issues in any action brought under this Section will be limited to claims under this Section, and all other claims or counterclaims under other provisions of this Agreement will be excluded.

                  In addition, the Executive has signed and is bound by the terms of the Corporation's "Employee Inventions and Proprietary Information Agreement". To the extent that the provisions of such agreement conflict with this Agreement, the terms of this Agreement will be controlling.

                  12. NON-COMPETITION. In consideration of the compensation and other benefits to be paid to the Executive under and in connection with this Agreement, the Executive agrees that, beginning on the date of this Agreement and continuing until the Covenant Expiration Date (as defined in Subsection (b) below), he will not, directly or indirectly, for his own account or as agent, employee, officer, director, trustee, consultant, partner, stockholder or equity owner of any corporation or any other entity (except that he may passively own securities constituting less than 1% of any class of securities of a public company), or member of any firm or otherwise, (i) engage or attempt to engage, in the Restricted Territory (as defined in Subsection (d) below), in any business activity which is directly or indirectly competitive with the business conducted by the Corporation or any Affiliate at the Reference Date (as defined in Subsection (c) below), (ii) employ or solicit the employment of any person who is employed by the Corporation or any Affiliate at the Reference Date or at any time during the six-month period preceding the Reference Date, except that the Executive will be free to employ or solicit the employment of any such person whose employment with the Corporation or any Affiliate has terminated for any reason (without any interference from the Executive) and who has not been employed by the Corporation or any Affiliate for at least six (6) months, (iii) canvass or solicit business in competition with any business conducted by the Corporation or any Affiliate at the Reference Date from any person or entity who during the six-month period preceding the Reference Date was a customer of the Corporation or any Affiliate or from any person or entity which the Executive has reason to believe might in the future become a customer of the Corporation or any Affiliate as a result of marketing efforts, contacts or other facts and circumstances of which the Executive is aware, (iv) willfully dissuade or discourage any person or entity from using, employing or conducting business with the Corporation or any Affiliate or (v) intentionally disrupt or interfere with, or seek to disrupt or interfere with, the business or contractual relationship between the Corporation or any Affiliate and any supplier who during the six-month period preceding the Reference Date shall have supplied components, materials or services to the Corporation or any Affiliate.

                  Notwithstanding the foregoing, the restrictions imposed by this Section shall not in any manner be construed to prohibit, directly or indirectly, the Executive from serving as an employee or consultant of the Corporation or any Affiliate.

                  For purposes of this Agreement, the following terms have the meanings given to them below:

                  (a) "Affiliate" means any joint venture, partnership or subsidiary now or hereafter directly or indirectly owned or controlled by the Corporation. For purposes of clarification, an entity shall not be deemed to be indirectly or directly owned or controlled by the Corporation solely by reason of the ownership or control of such entity by shareholders of the Corporation.

                  (b) "Covenant Expiration Date" means the date which is five
(5) years after his Termination Date (as defined in this Section).

                  (c) "Reference Date" means (A) for purposes of applying the covenants set forth in this Section at any time prior to the Termination Date, the then current date, or (B) for purposes of applying the covenants set forth in this Section at any time on or after the Termination Date, the Termination Date.



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                  (d) "Restricted Territory" means anywhere in the world where the Corporation or any Affiliate conducts or plans to conduct the business of the Corporation or any other business activity, as the case may be, at the Reference Date.

                  (e) "Termination Date" means the date of termination of the Executive's employment with the Corporation; provided however that the Executive's employment will not be deemed to have terminated so long as the Executive continues to be employed or engaged as an employee or consultant of the Corporation or any Affiliate, even if such employment or engagement continues after the expiration of the term of this Agreement, whether pursuant to this Agreement or otherwise.

                  13. SUCCESSORS. This Agreement is personal to the Executive and may not be assigned by the Executive other than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by the Executive's legal representatives or successors in interest. Notwithstanding any other provision of this Agreement, the Executive may designate a successor or successors in interest to receive any amounts due under this Agreement after the Executive's death. If he has not designated a successor in interest, payment of benefits under this Agreement will be made to his wife, if surviving, and if not surviving, to his estate. A designation of a successor in interest must be made in writing, signed by the Executive, and delivered to the Corporation in accordance with Section 17. Except as otherwise provided in this Agreement, if the Executive has not designated a successor in interest, payment of benefits under this Agreement will be made to the Executive's estate. This Section will not supersede any designation of beneficiary or successor in interest made by the Executive or provided for under any other plan, practice, or program of the Corporation. This Agreement will inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by acquisition of assets, merger, consolidation or otherwise) to all or substantially all of the operations or assets of the Corporation or any successor and without regard to the form of transaction used to acquire the operations or assets of the Corporation, to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no succession had taken place. As used in this Agreement, "Corporation" means the Corporation and any successor to its operations or assets as set forth in this Section that is required by this clause to assume and agree to perform this Agreement or that otherwise assumes and agrees to perform this Agreement.

                  14. BENEFIT CLAIMS. In the event the Executive, or his beneficiaries, as the case may be, and the Corporation disagree as to their respective rights and obligations under this Agreement, and the Executive or his beneficiaries are successful in establishing, privately or otherwise, that his or their position is substantially correct, or that the Corporation's position is substantially wrong or unreasonable, or in the event that the disagreement is resolved by settlement, the Corporation will pay all costs and expenses, including counsel fees, which the Executive or his beneficiaries may incur in connection therewith directly to the provider of the services or as may otherwise be directed by the Executive or his beneficiaries. The Corporation will not delay or reduce the amount of any payment provided for hereunder or setoff or counterclaim against any such amount for any reason whatsoever; it is the intention of the Corporation and the Executive that the amounts payable to the Executive or his beneficiaries hereunder will continue to be paid in all events in the manner and at the times herein provided. All payments made by the Corporation hereunder will be final and the Corporation will not seek to recover all or any part of any portion of any payments hereunder for any reason.

                  15. FAILURE, DELAY OR WAIVER. No course of action or failure to act by the Corporation or the Executive will constitute a waiver by the party of any right or remedy under this Agreement, and no waiver by either party of any right or remedy under this Agreement will be effective unless made in writing.

                  16. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, the provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

                  17. NOTICE. All written communications to parties required hereunder must be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective four (4) days after the date it is mailed) or (c) deposited with a reputable overnight courier service (such couriered notice to be effective one
(1) business day after the date it is sent by courier) or (d) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for



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the party (or to any other address as the party designates in a writing complying with this Section, delivered to the other party):

                  If to the Corporation:

                           IDEX Corporation
                           Suite 400
                           630 Dundee Road
                           Northbrook, IL  60062
                           Attention:  Vice President - General Counsel
                           Telephone:  847-498-7070
                           Telecopier: 847-498-9123

                  with a copy to:

                           Hodgson, Russ, Andrews, Woods & Goodyear, LLP 2000 One M&T Plaza
                           Buffalo, New York  14203
                           Attention:  Richard E. Heath, Esq. and
                                       Richard W. Kaiser, Esq.
                           Telephone:  716-856-4000
                           Telecopier: 716-849-0349

                  If to the Executive:

                           Dennis K. Williams
                           153 South Beach Road
                           Hobe Sound, Florida 33455
                           Telephone:  772-545-2016
                           Telecopier: 772-546-7978

                  with a copy to:

                           Kronish Lieb Weiner & Hellman, LLP
                           1114 Avenue of the Americas
                           New York, New York  10036-7798
                           Attention:  Paul M. Ritter, Esq.
                           Telephone:  212-479-6000
                           Telecopier: 212-479-6275

                  18. MISCELLANEOUS. This Agreement (a) may not be amended, modified or terminated orally or by any course of conduct pursued by the Corporation or the Executive, but may be amended, modified or terminated only by a written agreement duly executed by the Corporation and the Executive, (b) is binding upon and inures to the benefit of the Corporation and the Executive and each of their respective heirs, representatives, successors and assignees, except that the Executive may not assign any of his rights or obligations pursuant to this Agreement, (c) except as provided in Sections 4 and 11 of this Agreement, constitutes the entire agreement between the Corporation and the Executive with respect to the subject matter of this Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter including, but not limited to, the Employment Agreement and the Severance Agreement letter between the Corporation and the Executive dated April 14, 2000, and (d) will be governed by, and interpreted and construed in accordance with, the laws of the State of Illinois, without regard to principles of conflicts of law.

                  19. TERMINATION OF THIS AGREEMENT. This Agreement will terminate when the Corporation has made the last payment provided for hereunder; provided, however, that the obligations set forth under Sections 8, 11, 12, and 14 of this Agreement will survive any termination and will remain in full force and effect.

                  20. CONTINUATION OF OTHER AGREEMENTS. Except as specifically amended by this Agreement, the following preexisting agreements between the Corporation and the Executive shall remain in full force and effect and their survival will not be affected by the termination of this Agreement : (i) Restricted Stock



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Award, (ii) Stock Option Award Agreements, (ii) Indemnity Agreement, and (iv)
Employee Inventions and Proprietary Information Agreement.

                  21. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original page by overnight mail.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first above written.


                                        IDEX CORPORATION


                                        By:
                                           -------------------------------------
                                           Frank J. Notaro

Vice President - General Counsel
    and Secretary

                                        EMPLOYEE


                                        ----------------------------------------
                                        Dennis K. Williams